Exhibit 10.1

SALEM FIVE CENTS SAVINGS BANK	SECOND MODIFICATION AGREEMENT

This Modification Agreement (the “Modification Agreement”) is made as of the 26th day of September, 2013 by and among:

Salem Five Cents Savings Bank, a Massachusetts bank with a principal office a 210 Essex Street, Salem, Massachusetts 01970 (the “Bank”); and

BTU International, Inc., a Delaware corporation with a principal place of business at 23 Esquire Road, North Billerica, Massachusetts 01862 (the “Borrower”).

in consideration of the mutual covenants herein contained and the benefits to be derived herefrom.

BACKGROUND:

A. WHEREAS, on or about December 23, 2003, the Bank established a certain term loan facility (the “Loan”) in favor of Borrower, which Loan was evidenced by a certain Commercial Real Estate Promissory Note dated December 23, 2003, in the original principal amount of FIVE MILLION SIX HUNDRED THOUSAND DOLLARS ($5,600,000.00) (hereinafter, the “Original Note”), and secured by, among other things, a certain Mortgage, Security Agreement and Assignment dated December 23, 2003 and recorded with the Middlesex North District Registry of Deeds (“recorded”) at Book 16689, Page 1, and filed with the Middlesex North Registry District of the Land Court (“filed”) as Document No. 221324 (hereinafter, as may be amended [including the Mortgage Amendment defined below], the “Mortgage”), pursuant to which Borrower, among other things, granted a first priority security interest in and to the premises known as 23 Esquire Road, North Billerica, Massachusetts (hereinafter, the “Premises”), to secure the prompt, punctual and faithful payment and performance of all and each of its present and future Liabilities (as such term is defined in the Mortgage) to the Bank.

B. WHEREAS, on or about March 30, 2006, Borrower and the Bank amended the Loan to, among other things, increase the loan amount, and in connection therewith (i) amended and restated the Original Note in its entirety by executing and delivering that certain Amended and Restated Commercial Real Estate Promissory Note dated March 30, 2006 in the principal amount of TEN MILLION DOLLARS ($10,000,000.00) (the “Note”), and (ii) amended the Mortgage by executing and delivering that certain Amendment to Mortgage, Security Agreement and Assignment dated March 30, 2006 (the “Mortgage Amendment”) in order to secure the Note, which Mortgage Amendment is recorded in Book 19948, Page 274 and filed as Document No. 2347424.

C. WHEREAS, on or about September 9, 2010, pursuant to a certain Modification Agreement dated September 9, 2010 by and between the Borrower and the Bank (the “First Modification Agreement”), Borrower and the Bank amended the Loan to, among other things, reduce the interest rate applicable to the Loan, by which First Modification Agreement (i) the Note was amended to reduce the interest rate and adjust the schedule for the payment of principal and interest, and (ii) the Mortgage was further amended so as to include the obligations of the Borrower under the First Modification Agreement and the Note, as previously amended and as amended by the First Modification Agreement within the definition of Liabilities (as defined in the Mortgage). The Note, the Mortgage, the Mortgage Amendment, the First Modification Agreement and all other instruments and documents establishing, evidencing or securing the Loan are hereinafter referred to as to the “Loan Documents.”

D. WHEREAS, Borrower agrees that the Mortgage as amended by the Mortgage Amendment fully secures the Note and all of Borrower’s obligations under the Loan and the Loan Documents.

E. WHEREAS, Borrower has requested that the Bank (i) extend the maturity date of the Note; (ii) adjust the interest rate applicable to the Loan, and (iii) revise the schedule of payments of principal and interest and the Bank is willing to accommodate Borrower’s request, but only based upon and subject to the terms and conditions of this Modification Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree that the Loan Documents, including, but not limited to, the Note and the Mortgage, and the other Loan Documents are hereby amended as follows:

I.	DEFINITIONS

Any capitalized, undefined term used herein shall have the same meaning given such term in the Loan Documents.

II.	ACKNOWLEDGMENT OF LOAN BALANCE

The Borrower hereby acknowledges and agrees that the principal amount outstanding under the Loan as of September 26, 2013 is $7,703,367.57.

Borrower further acknowledges and agrees that, in addition to the foregoing, Borrower is liable to the Bank under the Loan Documents for all interest accruing pursuant to the Note and for all costs, expenses, and costs of collection (including reasonable attorneys’ fees and disbursements) previously, now, or hereafter incurred by the Bank under or in connection with the Loan Documents.

III.	THE NOTE

The Note is hereby modified and amended as follows:

(i) The term of the Note shall be extended to September 26, 2023.

(ii) Commencing as of the date hereof until the Change Date (as defined below), the interest rate shall be fixed at the rate of four and 43/100 percent (4.43%) per annum. Thereafter, on September 26, 2018 (the “Change Date”), the interest rate will be adjusted to a per annum fixed rate (to be applicable until the Maturity Date), equal to the aggregate of the FHLB Five Year Classic Regular Advance Rate (as defined below) quoted as of the Change Date plus two hundred forty (240) basis points. The term “FHLB Five Year Classic Regular Advance Rate” means, as of the date of any calculation or determination, the most recent published Federal Home Loan Bank of Boston Classic Regular Advance Rate for five (5) year maturities. In the event that the Federal Home Loan Bank of Boston announces more than one “Classic Advance Rate” for the indicated term, the Classic Advance Rate selected by the Bank from those so announced (plus the spread) shall be the rate applicable hereto. In the event that the Change Date falls on a Saturday, Sunday or legal holiday, the Change Date shall be deemed to occur on the first business day next following such Saturday, Sunday or legal holiday.

(iii) Principal and interest on the Note shall be repaid as follows:

(a)	Commencing October 26, 2013 and on the like day of each calendar month thereafter, through and including September 26, 2018, the Borrower shall make monthly payments of principal and interest on the unpaid principal balance thereof, each in the amount of Fifty Seven Thousand Nine Hundred Ninety Six and 59/100 Dollars ($57,996.59).

(b)	Commencing October 26, 2018 and on the like day of each calendar month thereafter, the required monthly payments of principal and interest shall be adjusted to reflect the change in the interest rate applicable hereto, with such adjusted monthly payments to be based upon (x) the outstanding principal amount of this Note as of the Change Date; (y) the fixed rate of interest then in effect; and (z) an amortization schedule equal to 180 months less the number of months from the date of this Note through and including the Change Date.

IV.	EXECUTION OF SECOND AMENDED AND RESTATED COMMERCIAL REAL ESTATE PROMISSORY NOTE.

Contemporaneously herewith, the Borrower shall execute and deliver to the Bank a Second Amended and Restated Commercial Real Estate Promissory Note so as to reflect the extension of the term of the Loan and the modification of the interest rate and payment schedule as set forth herein. Such Second Amended and Restated Commercial Real Estate Promissory Note (the “Replacement Note”) shall amend, restate and replace the Note in its entirety and shall constitute a “substitution”, “modification” and “replacement” of the Note, as said terms are used in the Mortgage, but the Replacement Note shall not be evidence of satisfaction of indebtedness owed by the Borrower to the Bank. Further, any and all references to the “Note” in any and all of the Loan Documents, including, but not limited to, the Mortgage, shall include and also refer to the Replacement Note, as it may be amended in writing from time to time hereafter.

V.	AMENDMENT OF MORTGAGE

The Mortgage is hereby amended, to the extent necessary, to amend, ratify and confirm that the obligations of the Borrower under (i) this Modification Agreement, and (ii) the

Replacement Note, in its original form and as modified and amended hereby, and, in each case, as the same may be further amended and modified and any further extensions, renewals, substitutions, modifications or replacements thereof are included with the definition of Liabilities (as defined in the Mortgage) secured by the Mortgage. Borrower ratifies, confirms and agrees that the Replacement Note, constitutes a “modification” of the Note, as such term is used in the Mortgage. Without limiting the foregoing, Borrower acknowledges and agrees that (i) each and every reference in the Mortgage to the “Note” shall be deemed to mean the Replacement Note, as modified and amended hereby, and any and all extensions, renewals, substitutions, modifications or replacements thereof; and (ii) this Modification Agreement and the Replacement Note, as modified and amended hereby, and, in each case, any and all extensions, renewals, substitutions, modifications or replacements thereof, shall be deemed included in the definition of (a) “Liabilities” secured by the Mortgage, as said term is defined in the Mortgage, and (b) “Loan Documents”. Each and every reference in the Loan Documents to the Mortgage shall be deemed to refer to and include the Mortgage as amended by this Modification Agreement. Without limiting the foregoing, contemporaneously herewith, to incorporate the terms and provisions of this Modification Agreement, Borrower shall execute and deliver an amendment to the Mortgage (the “Mortgage Amendment”), in form and substance satisfactory to the Bank, together with and any such other instruments relative to any and all of the Loan Documents as Bank, in its sole discretion, deems necessary to effectuate the intent of this Modification Agreement. Each and every reference in the Loan Documents to the Mortgage shall mean and refer to the Mortgage as previously amended and as amended by the Mortgage Amendment. In addition to, and not in lieu of, all other conditions to the Bank’s consent to enter into this Modification Agreement, the Bank’s consent to enter into this Modification Agreement is subject to the filing and recording by the Bank of the Mortgage Amendment after a rundown of the title to the Premises (and the examination of the records of such other government offices as the Bank deems appropriate) reveal no intervening matters of record affecting either the Premises or the Borrower since the filing of the Mortgage.

VI.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL SECURITY

Borrower ratifies, confirms and agrees that the execution and delivery of all of the Loan Documents, including, without limitation, the Replacement Note and this Modification Agreement, was and is made in accordance with the terms and provisions of the Borrower’s Articles of Incorporation and Bylaws and with the authorization of, to the extent required, the shareholders of the Borrower, and that it does not violate or contravene any provision of said Articles of Incorporation and Bylaws or any other indenture or contract to which the Borrower is a party; that the Loan Documents, including specifically, but not limited to, the Replacement Note, as modified hereby, the Mortgage, as modified hereby, and this Modification Agreement, are valid, binding and enforceable against the Borrower and that no consent of any other party is required in connection with the execution, delivery, performance or enforceability of each of the Loan Documents, including this Modification Agreement. Borrower further ratifies and confirms that the Mortgage, together with any and all other Loan Documents, granted a continuing security interest in and to the Property, and that the Mortgage, together with any and all other Loan Documents, secure Borrower’s prompt, punctual and faithful payment and performance of (i) the Replacement Note and any extensions, renewals, substitutions, modifications or replacements thereof; (ii) this Modification Agreement, and any extensions, renewals, substitutions, modifications or replacements thereof; (iii) any and all liabilities, debts, and obligations of the Borrower to the Bank (including without limitation, this Modification Agreement and the Replacement Note, as modified hereby); (iv) any and all liabilities, debts and obligations, whether now existing or hereafter arising, or at any time owing by Borrower to the Bank, including without limitation, costs, costs of collection, attorneys’ reasonable fees and all court and litigation costs and expenses; and (v) all sums, bearing interest at the highest rate provided in the Replacement Note, as modified hereby, advanced to or on behalf of Borrower by the Bank for any purposes, whether dependent or independent of this transaction, all of which shall be equally secured with and have the same priority as the original advances under the Note, as amended and modified hereby, and the other Loan Documents. Without limiting the foregoing, Borrower acknowledges and agrees that (i) each and every reference in the Mortgage to the Note shall be deemed to include the Replacement Note and any and all extensions, renewals, substitutions, modifications or replacements thereof; and (ii) the Replacement Note shall be deemed included in the definition of (a) “Liabilities” secured by the Mortgage, and (b) “Loan Documents”, as each of said terms is defined in the Mortgage.

VII.	CONDITIONS TO BANK’S OBLIGATIONS

The willingness of the Bank to consent to and enter into this Modification Agreement is subject to the following conditions:

(a)	Concurrently with the execution and delivery of this Modification Agreement, the Bank shall have received such documents, certificates, resolutions, instruments, insurance certificates, title insurance endorsements and agreements from Borrower as the Bank may reasonably request.

(b)	Concurrently with the execution and delivery of this Modification Agreement, Borrower hereby agrees to pay to the Bank the fees and expenses incurred by the Bank, including, but not limited to, (i) a commitment fee in the amount of $50,071.89, and (ii) the legal fees and expenses and disbursements, incurred in connection with the preparation and implementation of this Agreement.

VIII.	REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants that:

(a)	The representations and warranties, acknowledgements and waivers contained in the Loan Documents, as hereby amended, are true and correct in all material respects on the date hereof with the same effect as though such representations and warranties, acknowledgements and waivers had been made on the date hereof;

(b)	Borrower has complied and is now in compliance with all of the terms and provisions set forth in the Loan Documents, on its part to be observed and performed;

(c)	No Event of Default as specified in any of the Loan Documents has occurred and is continuing; and

(d)	The execution, delivery, and performance of this Modification Agreement, (i) has been duly authorized by all requisite corporate action by the Borrower, (ii) will not violate either (x) any provision of law applicable to Borrower, any governmental regulation, Borrower’s Articles of Incorporation and Bylaws or (y) any order of any court or other agency of government binding on Borrower or any indenture, agreement, or other instrument to which the Borrower is a party, or by which Borrower or any of Borrower’s property is bound, and (iii) will not be in conflict with, result in a breach of, or constitute a default under, any such indenture, agreement, or other instrument.

IX.	WAIVER OF JURY TRIAL

BORROWER MAKES THE FOLLOWING WAIVER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, AND UNDERSTANDS THAT THE BANK, IN ENTERING INTO THE WITHIN MODIFICATION AGREEMENT, IS RELYING THEREON. BORROWER, TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BANK IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IN INITIATED BY OR AGAINST THE BANK OR IN WHICH THE BANK IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN BORROWER AND THE BANK.

X.	MISCELLANEOUS

A. Borrower hereby agrees that, contemporaneously with the execution of this Modification Agreement and at any time thereafter, upon the request of the Bank, Borrower shall execute and deliver all documents, instruments and agreements as reasonably required by the Bank as a precondition for extending the accommodations set forth in this Modification Agreement.

B. In addition to the Events of Default provided in the Loan Documents, the failure by the Borrower to comply with all terms and conditions contained herein and/or the determination by the Bank that any representation or warranty made by Borrower to the Bank in any of the Loan Documents was not true when given shall constitute a default hereunder and an Event of Default under the Loan Documents, pursuant to which the Bank may exercise all of its rights and remedies upon default.

C. Borrower warrants and represents that it has complied with and is now in compliance with all of the terms and provisions set forth in the Loan Documents and that no event of default as specified in any of the Loan Documents has occurred and is continuing.

D. The Bank does not hereby waive any defaults now existing or hereinafter arising under the Loan Documents or any of its rights and remedies upon the occurrence of a default under the Loan Documents.

E. Borrower represents and warrants that it has no defense, set-off or counterclaim to the payment of the liabilities and obligations to the Bank arising under the Loan with respect to any actions, inactions or statements of fact arising or existing prior and up to the date of this Modification Agreement and to the extent that Borrower has any such defense, set-off or counterclaim, Borrower affirmatively WAIVES any such claim. Borrower hereby releases and forever discharges the Bank and its representatives from any and all claims, defenses, actions, causes of action, suits, controversies, agreements, provisions and demands in law or in equity which Borrower ever had, has as of the date of this Modification Agreement or may have in the future, against the Bank or its representatives, including, but not limited to, claims relating to and arising out of the Loan, provided however, that the future release and discharge set forth herein shall not apply to any act by the Bank found by a court of competent jurisdiction in a final judgment from which no appeal has been taken to constitute willful misfeasance or gross negligence.

F. This Modification Agreement and all other documents, instruments and agreements executed in connection herewith represent the entire agreement of the parties hereto and incorporate the final results of all discussions and negotiations between Borrower and the Bank, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. Any modification, amendment, or waiver of any provision of this Modification Agreement or of any provision of any other Loan Document or any other agreement between Borrower and the Bank must be executed in writing by the Bank and the party against which/whom enforcement is sought.

G. Borrower hereby ratifies and confirms in all respects and without condition all of the terms and provisions of the Loan Documents, as modified herein, and each agrees that said terms and provisions, except to the extent expressly modified herein, continues in full force and effect.

H. Borrower has, as of this day: (i) had ample opportunity to review with counsel the terms and provisions of this Modification Agreement and every other agreement, instrument and/or document executed or delivered in connection therewith; and (ii) understood and assented to the obligations imposed by this Modification Agreement and every other agreement, instrument and/or document executed or delivered in connection therewith; and (iii) knowingly and willingly entered into this and every other agreement, instrument and/or document executed or delivered in connection therewith.

<The remainder of this page is intentionally left blank.>

IN WITNESS WHEREOF, the undersigned has affixed its signature or caused its seal to be affixed hereto as a sealed instrument as of the date first above written.

BORROWER:

Witness	BTU International, Inc.

/s/ Amy N. Joyce	By:	/s/ Paul J. van der Wansen
Print Name: Amy N. Joyce	Name:	Paul J. van der Wansen
	Title:	President, Chairman and Chief Executive Officer

BANK:

Witness	Salem Five Cents Savings Bank

/s/ Comaseen Lawrence	By:	/s/ Joseph G. Greenough
Print Name: Comaseen Lawrence	Name:	Joseph G. Greenough
	Title:	Senior Vice President

Signature Page of Second Modification Agreement